UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 6, 2015

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2015, Mark Lucas, the Chief Executive Officer of Imation Corp. (the “Company”), provided notice to the Company claiming that his removal from the Company’s Board of Directors on May 23, 2015 constitutes “Good Reason” for the termination of his employment under the terms of his Amended and Restated Severance and Change in Control Agreement with the Company dated November 24, 2014 (the “Agreement”) and his performance award agreements with the Company, and that he intends to terminate his employment at an unspecified date not earlier than September 21, 2015. The Agreement provides that the Company has 30 days from the receipt of the notice to cure the “Good Reason.” Mr. Lucas and the Company’s Board of Directors had commenced in January of this year a succession planning process for the position of Chief Executive Officer, which is continuing and is expected to conclude prior to Mr. Lucas’ termination of employment with the Company. Mr. Lucas and the Board of Directors have been, and will continue to be, committed to furthering Imation's strategic direction to focus on Data Storage and Security, and to return to growth and ongoing profitability, including efforts to explore strategic alternatives.

The form of Agreement and forms of performance award agreements have been filed with the Securities and Exchange Commission and are described in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders held on May 20, 2015 filed with Securities and Exchange Commission on April 10, 2015, all of which are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date:	July 10, 2015	By:	/s/Scott J. Robinson
Scott J. Robinson
Vice President, Chief Financial Officer